Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of the ProFunds:

In planning and performing our audit of
the financial statements of the ProFunds
(comprising the Bull ProFund, Mid-Cap
ProFund, Small-Cap ProFund, NASDAQ-100
ProFund, Large-Cap Value ProFund,
Large-Cap Growth ProFund, Mid-Cap Value
ProFund, Mid-Cap Growth ProFund,
Small-Cap Value ProFund, Small-Cap
Growth ProFund, Europe 30 ProFund,
UltraBull ProFund, UltraMid-Cap ProFund,
UltraSmall-Cap ProFund, UltraDow 30
ProFund, UltraNASDAQ-100 ProFund,
UltraInternational ProFund,
UltraLatin America ProFund, UltraChina
ProFund, UltraEmerging Markets ProFund,
UltraJapan ProFund, Bear ProFund, Short
Small-Cap ProFund, Short NASDAQ-100
ProFund, UltraBear ProFund, UltraShort
Mid-Cap ProFund, UltraShort Small-Cap
ProFund, UltraShort Dow 30 ProFund,
UltraShort NASDAQ-100 ProFund, UltraShort
International ProFund, UltraShort
Latin America ProFund, UltraShort
China ProFund, UltraShort Emerging
Markets ProFund, UltraShort Japan
ProFund, Banks UltraSector ProFund,
Basic Materials UltraSector ProFund,
Biotechnology UltraSector ProFund,
Consumer Goods UltraSector ProFund,
Consumer Services UltraSector ProFund,
Financials UltraSector ProFund, Health
Care UltraSector ProFund, Industrials
UltraSector ProFund, Internet UltraSector
ProFund, Mobile Telecommunications
UltraSector ProFund, Oil & Gas
UltraSector ProFund, Oil Equipment,
Services & Distribution UltraSector
ProFund, Pharmaceuticals UltraSector
ProFund, Precious Metals UltraSector
ProFund, Real Estate UltraSector ProFund,
Semiconductor UltraSector ProFund,
Technology UltraSector ProFund,
Telecommunications UltraSector ProFund,
Utilities UltraSector ProFund, Short Oil
& Gas ProFund, Short Precious Metals
ProFund, Short Real Estate ProFund,
U.S. Government Plus ProFund, Rising
Rates Opportunity 10 ProFund, Rising
Rates Opportunity ProFund, Rising U.S.
Dollar ProFund, and Falling U.S. Dollar
ProFund) (the Funds) as of and for the
year ended July 31, 2009, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion of the effectiveness of the ProFunds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the ProFunds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.   The Funds
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2009.

This report is intended solely for the
information and use of management and the Board of Trustees of the ProFunds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP


Columbus, Ohio
September 28, 2009